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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report on Form 10-KSB of Neurologix, Inc., a Delaware corporation (the "Company"), for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Michael Sorell, M.D. as President and Chief Executive Officer, and Marc L. Panoff, as Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1) The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

/s/ Michael Sorell, M.D.
-----------------------
Michael Sorell, M.D.
President and Chief Executive Officer
March 31, 2006

/s/ Marc L. Panoff
-----------------------
Marc L. Panoff
Chief Financial Officer and Treasurer
March 31, 2006

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.